EXHIBIT 5


                      [Shearman & Sterling Letterhead]


                              October 5, 1994



Viacom Inc.
200 Elm Street
Dedham, Massachusetts  02026

Dear Sirs:

          We have acted as counsel for Viacom Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities
Act"), relating to the registration under the Securities Act of the following securities of the Company, including certain shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock") and Class B Common Stock, par value $.01 per share ("Class B Common Stock") and the Company's variable common rights ("VCRs"), which will be offered by the Company or certain holders of such securities (the "Selling Stockholders"):

     1. Securities of the Company offered by the Selling Stockholders who received or shall receive such securities (i) as merger consideration in connection with the merger of Blockbuster Entertainment Corporation ("Blockbuster") with and into the Company (the "Blockbuster Merger") on September 29, 1994, (ii) upon exercise of Blockbuster Warrants
          (as defined below), the obligations under which were assumed by the Company in connection with the Blockbuster Merger or (iii) upon exercise of Stock Options (as defined below) assumed by the Company in connection with the Blockbuster Merger:

          (a) an aggregate of 1,298,583 shares of Class A Common Stock (the "Selling Stockholder Class A Common Stock"), including 1,130,803 shares received or to be received by the Selling Stockholders as merger consideration in the Blockbuster Merger and 167,780 shares to be received by certain Selling Stockholders upon exercise, if any, of Blockbuster Warrants, all offered pursuant to the Registration Statement by the Selling Stockholders;

          (b) an aggregate of 23,079,512 shares of Class B Common Stock (the "Selling Stockholder Class B Common Stock"), including 17,520,924 shares received or to be received by the Selling Stockholders as
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Viacom Inc.                             2                        October 5, 1994


               merger consideration in the Blockbuster Merger, 1,271,252 shares to be received by certain Selling Stockholders upon exercise, if any, of Blockbuster Warrants, 3,997,307 shares to be received by the Selling Stockholders, under certain circumstances, pursuant to the VCRs received or to be received by the Selling Stockholders as merger consideration in the Blockbuster Merger and 290,029 shares to be received by the Selling Stockholders, under certain circumstances, pursuant to the VCRs to be received by certain Selling Stockholders upon exercise, if any, of Blockbuster Warrants, all offered pursuant to the Registration Statement by the Selling Stockholders; and

          (c) an aggregate of 33,559,127 VCRs (the "Selling Stockholder VCRs"), including 28,905,264 VCRs received or to be received by the Selling Stockholders as merger consideration in the Blockbuster Merger, 2,097,258 VCRs to be received by certain Selling Stockholders upon exercise, if any, of Blockbuster Warrants and 2,556,605 VCRs to be received by certain Selling Stockholders upon exercise, if any, of stock options (the "Stock Options") for shares of common stock, par value $.10 per share, of Blockbuster ("Blockbuster Common Stock") that were outstanding on September 29, 1994 under Blockbuster's 1994 Stock Option Plans and 1991 Employee Director and Non-Employee Director Stock Option Plans (collectively, the "Plans") which were assumed by the Company in connection with the Blockbuster Merger, all offered pursuant to the Registration Statement by the Selling Stockholders.

     2. Securities of the Company issuable upon the exercise, if any, of certain warrants (the "Blockbuster Warrants") formerly exercisable into shares of Blockbuster Common Stock, which obligations under such Blockbuster Warrants were assumed by the Company in connection with the Blockbuster Merger:

          (a) 379,780 shares of Class A Common Stock (the "Blockbuster Warrant Class A Common Stock") to be offered by the Company;

          (b) 2,877,550 shares of Class B Common Stock (the "Blockbuster Warrant Class B Common Stock") to be offered by the Company; and

          (c) 4,747,258 VCRs (the "Blockbuster Warrant VCRs") to be offered by the Company.

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Viacom Inc.                             3                        October 5, 1994


     3. 38,918,325 shares of Class B Common Stock (the "Underlying Class B Common Stock") issuable, under certain circumstances, pursuant to
          (i) the VCRs registered by the Company on its Registration Statement on Form S-4 (Registration No. 33-55271) in connection with the Blockbuster Merger and (ii) the Blockbuster Warrant VCRs, to be offered by the Company.

     4. 48,908,382 shares of Class B Common Stock (the "Paramount Warrant Class B Common Stock") issuable upon exercise, if any, of the three-year warrants of the Company and the five-year warrants of the Company (collectively, the "Paramount Warrants") issued pursuant to warrant agreements dated July 7, 1994 between the Company and Harris Trust and Savings Bank, as warrant agent (collectively, the "Paramount Warrant Agreements"), executed in connection with the merger of a wholly owned subsidiary of the Company with and into Paramount Communications Inc., to be offered by the Company.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement.

          The Selling Stockholder VCRs and the Blockbuster Warrant VCRs are or will be governed by a certificate (the "VCR Certificate") in the form included in the Company's Registration Statement on Form S-4 (Registration No. 33-55271) as Exhibit 4.3. The issuance of the shares of Blockbuster Warrant Class A Common Stock and Blockbuster Warrant Class B Common Stock and the Blockbuster Warrant VCRs, if any, will be governed by the Blockbuster Warrants. The issuance of the Underlying Class B Common Stock, if any, will be governed by the provisions of the VCR Certificate. The issuance of the shares of Paramount Warrant Class B Common Stock will be governed by the Paramount Warrant Agreements.

          In so acting, we have examined the Registration Statement, the VCR Certificate, the Blockbuster Warrants, the Paramount Warrant Agreements, the Paramount Warrants and the Plans. We have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

          The opinions expressed below are limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

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Viacom Inc.                             4                        October 5, 1994


          Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

          1. The Selling Stockholder Class A Common Stock and the Selling Stockholder Class B Common Stock have been or will be duly authorized by the Company and, when (a) issued and delivered by the Company to the Selling Stockholders in accordance with the terms of the Agreement and Plan of Merger dated January 7, 1994, as amended as of June 15, 1994, between the Company and Blockbuster (the "Blockbuster Merger Agreement"), the Blockbuster Warrants or the VCR Certificates, as the case may be,
     (b) delivered by the Selling Stockholders and (c) paid for in full by the Selling Stockholders in accordance with the terms of the Blockbuster Merger Agreement or the Blockbuster Warrants, as the case may be, the Selling Stockholder Class A Common Stock and the Selling Stockholder Class B Common Stock will be validly issued, fully paid and non-assessable.

          2. The Selling Stockholder VCRs and the Blockbuster Warrant VCRs have been or will be duly authorized by the Company, and when (a) the VCR Certificates have been duly executed and delivered by the Company, (b) the Selling Stockholder VCRs and the Blockbuster Warrant VCRs have been duly issued by the Company in accordance with the terms of the Blockbuster Merger Agreement, the Plans or the Blockbuster Warrants, as the case may be, and the VCR Certificates and (c) the Selling Stockholder VCRs and the Blockbuster Warrant VCRs have been paid for in full in accordance with the terms of the Blockbuster Merger Agreement, the Plans or the Blockbuster Warrants, as the case may be, the Selling Stockholder VCRs and the Blockbuster Warrant VCRs will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms of the VCR Certificates.

          3. The Blockbuster Warrant Class A Common Stock and the Blockbuster Warrant Class B Common Stock have been or will be duly authorized by the Company and, when issued by the Company to the holders of the Blockbuster Warrants in accordance with the provisions of the Blockbuster Warrants against receipt of the exercise price therefor, the Blockbuster Warrant Class A Common Stock and the Blockbuster Warrant Class B Common Stock will be validly issued, fully paid and non-assessable.

          4. The Underlying Class B Common Stock will be duly authorized by the Company and, when issued by the Company in accordance with the provisions of the VCR Certificates, the Underlying Class B Common Stock will be validly issued, fully paid and non-assessable.

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Viacom Inc.                             5                        October 5, 1994


          5. The Paramount Warrant Class B Common Stock has been duly authorized by the Company and, when issued by the Company to the holders of the Paramount Warrants in accordance with the provisions of the Paramount Warrant Agreements against receipt of the exercise price therefor, the Paramount Warrant Class B Common Stock will be validly issued, fully paid and non-assessable.

          The opinion set forth in paragraph 2 above is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" contained in the Prospectus included therein.


                                   Very truly yours,

                                   /s/ Shearman & Sterling